Exhibit 99

UNITED TECHNOLOGIES REPORTS THIRD QUARTER 2018 RESULTS;
RAISES 2018 OUTLOOK

Organic sales growth momentum continues in Q3;
Raises sales and adjusted EPS outlook for 2018*

•	Sales of $16.5 billion, up 10 percent versus prior year including 8 percent organic growth

•	GAAP EPS of $1.54, down 8 percent versus prior year

•	Adjusted EPS of $1.93, up 12 percent versus prior year

FARMINGTON, Conn., October 23, 2018 - United Technologies Corp. (NYSE:UTX) today reported third quarter 2018 results and increased its full year sales and adjusted EPS outlook.

“Organic sales growth of 8 percent is further proof that our investments in innovation are paying off across all of our businesses,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “We are well positioned to close out the year as we continue to execute on our strategic priorities. The acquisition of Rockwell Collins, once complete, will further strengthen our position as a premier systems supplier to the aerospace industry.”

“Based on the continued positive momentum year-to-date, we are again raising our adjusted EPS outlook range and now expect $7.20 to $7.30 for 2018.* We are also raising the low end of our 2018 sales outlook and now expect $64.0 to $64.5 billion of sales on an improved organic growth outlook of 6 percent,”* Hayes concluded.

Third quarter sales of $16.5 billion were up 10 percent over the prior year, including 8 points of organic sales growth, 3 points from the absence of the nonrecurring charge incurred at Pratt & Whitney in Q3 2017 and 1 point of foreign exchange headwind. GAAP EPS of $1.54 was down 8 percent versus the prior year and included 39 cents of net restructuring charges and other significant items. Adjusted EPS of $1.93 was up 12 percent.

Net income in the quarter was $1.2 billion, down 7 percent versus the prior year. Cash flow from operations was $1.8 billion and capital expenditures were $413 million, resulting in free cash flow of $1.3 billion.

In the quarter, commercial aftermarket sales were up 9 percent at Pratt & Whitney and up 12 percent at UTC Aerospace Systems. Otis new equipment orders were up 9 percent organically versus the prior year. Equipment orders at UTC Climate, Controls & Security increased 13 percent organically.

UTC updates its 2018 outlook* and now anticipates:

•	Adjusted EPS of $7.20 to $7.30, up from $7.10 to $7.25;

•	Sales of $64.0 to $64.5 billion, up from $63.5 to $64.5 billion;

•	Organic sales growth of approximately 6 percent, up from 5 to 6 percent;

•	There is no change in the Company’s previously provided 2018 expectations for free cash flow of $4.5 to $5.0 billion.

*Notes: Excludes the impact of the pending acquisition of Rockwell Collins. When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/m6/p/e59ddgx3, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of United Technologies or the combined company following United Technologies’ pending acquisition of Rockwell Collins, the anticipated benefits of the pending acquisition, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which United Technologies and Rockwell Collins operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the pending Rockwell Collins acquisition and other acquisition and divestiture or restructuring activity, including among other things integration of acquired businesses into United Technologies’ existing businesses and realization of synergies and opportunities for growth and innovation; (4) future timing and levels of indebtedness, including indebtedness incurred by United Technologies in connection with the pending Rockwell Collins acquisition, and capital spending and research and development spending, including in connection with the pending Rockwell Collins acquisition; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases of United Technologies’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash, including in connection with the pending acquisition of Rockwell Collins; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (9) new business and investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies and Rockwell Collins operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which United Technologies and Rockwell Collins operate; (17) the ability of United Technologies and Rockwell Collins to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger) and to satisfy the other conditions to the closing of the pending acquisition on a timely basis or at all; (18) the occurrence of events that may give rise to a right of one or both of United Technologies or Rockwell Collins to terminate the merger agreement; (19) negative effects of the announcement or the completion of the merger on the market price of United Technologies’ and/or Rockwell Collins’ common stock and/or on their respective financial performance; (20) risks related to Rockwell Collins and United Technologies being restricted in their operation of their businesses while the merger agreement is in effect; (21) risks relating to the value of the United Technologies’ shares to be issued in connection with the pending Rockwell Collins acquisition, significant merger costs and/or unknown liabilities; (22) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Rockwell Collins merger agreement; (23) risks associated with merger-related litigation; and (24) the ability of United Technologies and Rockwell Collins, or the combined company, to retain and hire key personnel. There can be no assurance that United Technologies’ pending acquisition of Rockwell Collins or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies and Rockwell Collins assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. In addition, in connection with the pending Rockwell Collins acquisition, UTC has filed a registration statement, that includes a prospectus from UTC and a proxy statement from Rockwell Collins, which is effective and contains important information about UTC, Rockwell Collins, the transaction and related matters.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2018	2017	2018	2017
Net Sales	$16,510	$15,062	$48,457	$44,157
Costs and Expenses:
Cost of products and services sold	12,536	11,106	36,238	32,406
Research and development	586	592	1,729	1,797
Selling, general and administrative	1,681	1,582	5,151	4,709
Total Costs and Expenses	14,803	13,280	43,118	38,912
Other income, net	131	250	1,303	1,095
Operating profit	1,838	2,032	6,642	6,340
Non-service pension (benefit)	(188)	(131)	(571)	(380)
Interest expense, net	258	223	721	662
Income from operations before income taxes	1,768	1,940	6,492	6,058
Income tax expense	419	506	1,636	1,624
Net income from operations	1,349	1,434	4,856	4,434
Less: Noncontrolling interest in subsidiaries' earnings from operations	111	104	273	279
Net income attributable to common shareowners	$1,238	$1,330	$4,583	$4,155
Earnings Per Share of Common Stock:
Basic	$1.56	$1.69	$5.80	$5.26
Diluted	$1.54	$1.67	$5.72	$5.20
Weighted Average Number of Shares Outstanding:
Basic shares	791	788	791	790
Diluted shares	802	797	801	799
We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. As described on the following pages, consolidated results for the quarters ended September 30, 2018 and 2017 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2018	2017	2018	2017
Net Sales
Otis	$3,223	$3,156	$9,604	$9,091
UTC Climate, Controls & Security	4,880	4,688	14,291	13,292
Pratt & Whitney	4,789	3,871	13,854	11,699
UTC Aerospace Systems	3,955	3,637	11,734	10,888
Segment Sales	16,847	15,352	49,483	44,970
Eliminations and other	(337)	(290)	(1,026)	(813)
Consolidated Net Sales	$16,510	$15,062	$48,457	$44,157

Operating Profit
Otis	$486	$550	$1,424	$1,536
UTC Climate, Controls & Security	844	794	3,081	2,562
Pratt & Whitney	109	188	919	908
UTC Aerospace Systems	610	572	1,767	1,637
Segment Operating Profit	2,049	2,104	7,191	6,643
Eliminations and other	(102)	32	(210)	9
General corporate expenses	(109)	(104)	(339)	(312)
Consolidated Operating Profit	$1,838	$2,032	$6,642	$6,340

Segment Operating Profit Margin
Otis	15.1%	17.4%	14.8%	16.9%
UTC Climate, Controls & Security	17.3%	16.9%	21.6%	19.3%
Pratt & Whitney	2.3%	4.9%	6.6%	7.8%
UTC Aerospace Systems	15.4%	15.7%	15.1%	15.0%
Segment Operating Profit Margin	12.2%	13.7%	14.5%	14.8%

We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. As described on the following pages, consolidated results for the quarters ended September 30, 2018 and 2017 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
dollars in millions - Income (Expense)	2018	2017	2018	2017
Net Sales	$16,510	$15,062	$48,457	$44,157
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from customer contract matters	—	(385)	—	(385)
Adjusted Net Sales	$16,510	$15,447	$48,457	$44,542

Income from operations attributable to common shareowners	$1,238	$1,330	$4,583	$4,155
Restructuring Costs included in Operating Profit:
Otis	(3)	(6)	(52)	(23)
UTC Climate, Controls & Security	(17)	(43)	(52)	(84)
Pratt & Whitney	—	2	(3)	(4)
UTC Aerospace Systems	(17)	(15)	(77)	(61)
Eliminations and other	—	(1)	(4)	(2)
	(37)	(63)	(188)	(174)
Non-service pension cost	—	(2)	2	(3)
Total Restructuring Costs	(37)	(65)	(186)	(177)

Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Gain on sale of Taylor Company	4	—	799	—
Gain on sale of investments in Watsco, Inc.	—	—	—	379
Pratt & Whitney
Charge resulting from customer contract matters	(300)	(196)	(300)	(196)
UTC Aerospace Systems	—	—	—	—
Asset Impairment	—	—	(48)	—
Eliminations and other
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(21)	(27)	(71)	(27)
Costs associated with portfolio review	(23)	—	(23)	—
Gain on sale of available-for-sale securities	—	120	—	121
	(340)	(103)	357	277
Total impact on Consolidated Operating Profit	(377)	(168)	171	100
Significant non-recurring and non-operational items included in Interest Expense, Net
Favorable pre-tax interest adjustments related to expiration of tax statute of limitations	—	9	—	9
Collins pre-acquisition interest	(22)	—	(22)	—
Tax effect of restructuring and significant non-recurring and non-operational items above	96	54	(58)	(50)
Significant non-recurring and non-operational items included in Income Tax Expense

Favorable income tax adjustments related to expiration of tax statute of limitations	—	55	—	55
Unfavorable income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	(6)	—	(52)	—
Less: Impact on Net Income Attributable to Common Shareowners	(309)	(50)	39	114
Adjusted income attributable to common shareowners	$1,547	$1,380	$4,544	$4,041

Diluted Earnings Per Share	$1.54	$1.67	$5.72	$5.20
Impact on Diluted Earnings Per Share	(0.39)	(0.06)	0.05	0.14
Adjusted Diluted Earnings Per Share	$1.93	$1.73	$5.67	$5.06

Effective Tax Rate	23.7%	26.1%	25.2%	26.8%
Impact on Effective Tax Rate	(0.2)%	3.2%	(1.1)%	0.6%
Adjusted Effective Tax Rate	23.5%	29.3%	24.1%	27.4%

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2018	2017	2018	2017
Adjusted Net Sales
Otis	$3,223	$3,156	$9,604	$9,091
UTC Climate, Controls & Security	4,880	4,688	14,291	13,292
Pratt & Whitney	4,789	4,256	13,854	12,084
UTC Aerospace Systems	3,955	3,637	11,734	10,888
Segment Sales	16,847	15,737	49,483	45,355
Eliminations and other	(337)	(290)	(1,026)	(813)
Adjusted Consolidated Net Sales	$16,510	$15,447	$48,457	$44,542

Adjusted Operating Profit
Otis	$489	$556	$1,476	$1,599
UTC Climate, Controls & Security	857	837	2,334	2,267
Pratt & Whitney	409	382	1,222	1,108
UTC Aerospace Systems	627	587	1,892	1,698
Segment Operating Profit	2,382	2,362	6,924	6,672
Eliminations and other	(58)	(61)	(116)	(85)
General corporate expenses	(109)	(103)	(335)	(310)
Adjusted Consolidated Operating Profit	$2,215	$2,198	$6,473	$6,277

Adjusted Segment Operating Profit Margin
Otis	15.2%	17.6%	15.4%	17.6%
UTC Climate, Controls & Security	17.6%	17.9%	16.3%	17.1%
Pratt & Whitney	8.5%	9.0%	8.8%	9.2%
UTC Aerospace Systems	15.9%	16.1%	16.1%	15.6%
Adjusted Segment Operating Profit Margin	14.1%	15.0%	14.0%	14.7%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2018 Compared with Quarter Ended September 30, 2017

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	4%	(2)%	—%	—%	2%
UTC Climate, Controls & Security	7%	(1)%	(2)%	—%	4%
Pratt & Whitney	13%	—%	—%	11%	24%
UTC Aerospace Systems	9%	—%	—%	—%	9%

Consolidated	8%	(1)%	—%	3%	10%

Nine Months Ended September 30, 2018 Compared with Nine Months Ended September 30, 2017

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	3%	—%	1%	6%
UTC Climate, Controls & Security	6%	3%	(1)%	—%	8%
Pratt & Whitney	11%	1%	—%	6%	18%
UTC Aerospace Systems	7%	1%	—%	—%	8%

Consolidated	7%	1%	—%	2%	10%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2018	2017
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$13,799	$8,985
Accounts receivable, net	12,550	12,595
Contract assets, current	3,450	—
Inventories and contracts in progress, net	9,068	9,881
Other assets, current	1,337	1,397
Total Current Assets	40,204	32,858
Fixed assets, net	10,236	10,186
Goodwill	27,679	27,910
Intangible assets, net	15,701	15,883
Restricted cash	9,205	5
Other assets	11,914	10,078
Total Assets	$114,939	$96,920

Liabilities and Equity
Short-term debt	$1,668	$2,496
Accounts payable	10,509	9,579
Accrued liabilities	8,867	12,316
Contract liabilities, current	5,460	—
Total Current Liabilities	26,504	24,391
Long-term debt	38,275	24,989
Other long-term liabilities	15,785	15,988
Total Liabilities	80,564	65,368
Redeemable noncontrolling interest	125	131
Shareowners' Equity:
Common Stock	17,790	17,489
Treasury Stock	(35,667)	(35,596)
Retained earnings	57,706	55,242
Accumulated other comprehensive loss	(7,723)	(7,525)
Total Shareowners' Equity	32,106	29,610
Noncontrolling interest	2,144	1,811
Total Equity	34,250	31,421
Total Liabilities and Equity	$114,939	$96,920

Debt Ratios:
Debt to total capitalization	54%	47%
Net debt to net capitalization	33%	37%

We adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively, the New Revenue Standard) effective January 1, 2018 and elected the modified retrospective approach. The results for periods before 2018 were not adjusted for the new standard and the cumulative effect of the change in accounting was recognized through retained earnings at the date of adoption. See "The New Revenue Standard Adoption Impact" for further details. See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2018	2017	2018	2017
Operating Activities:
Net income from operations	$1,349	$1,434	$4,856	$4,434
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	593	543	1,766	1,582
Deferred income tax provision	25	222	70	724
Stock compensation cost	64	49	181	145
Gain on sale of Taylor Company	(4)	—	(799)	—
Change in working capital	(154)	196	(643)	(358)
Global pension contributions	(13)	(1,929)	(72)	(2,008)
Canadian government settlement	—	—	(221)	(246)
Other operating activities, net	(98)	(544)	(821)	(1,163)
Net cash flows provided by (used in) operating activities	1,762	(29)	4,317	3,110
Investing Activities:
Capital expenditures	(413)	(443)	(1,122)	(1,214)
Acquisitions and dispositions of businesses, net	(38)	(10)	922	(159)
Proceeds from sale of investments in Watsco, Inc.	—	—	—	596
Increase in collaboration intangible assets	(121)	(95)	(302)	(290)
Proceeds (payments) from settlements of derivative contracts	(11)	111	71	(183)
Other investing activities, net	(198)	(231)	(588)	(408)
Net cash flows provided by (used in) investing activities	(781)	(668)	(1,019)	(1,658)
Financing Activities:
Issuance of long-term debt, net	10,979	55	11,316	2,457
(Decrease) increase in short-term borrowings, net	586	368	1,228	400
Dividends paid on Common Stock	(536)	(533)	(1,606)	(1,541)
Repurchase of Common Stock	(20)	(60)	(72)	(1,430)
Other financing activities, net	41	(71)	(27)	(179)
Net cash flows provided by (used in) financing activities	11,050	(241)	10,839	(293)
Effect of foreign exchange rate changes on cash and cash equivalents	(93)	113	(111)	208
Net increase (decrease) in cash, cash equivalents and restricted cash	11,938	(825)	14,026	1,367
Cash, cash equivalents and restricted cash, beginning of period	11,106	9,381	9,018	7,189
Cash, cash equivalents and restricted cash, end of period	23,044	8,556	23,044	8,556
Less: Restricted cash	9,245	33	9,245	33
Cash and cash equivalents, end of period	$13,799	$8,523	$13,799	$8,523

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2018		2017

Net income attributable to common shareowners	$1,238		$1,330
Net cash flows provided by operating activities	$1,762		$(29)
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		142%		(2)%
Capital expenditures	(413)		(443)
Capital expenditures as a percentage of net income attributable to common shareowners		(33)%		(33)%
Free cash flow	$1,349		$(472)
Free cash flow as a percentage of net income attributable to common shareowners		109%		(35)%

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2018		2017

Net income attributable to common shareowners	$4,583		$4,155
Net cash flows provided by operating activities of continuing operations	$4,317		$3,110
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		94%		75%
Capital expenditures	(1,122)		(1,214)
Capital expenditures as a percentage of net income attributable to common shareowners		(24)%		(29)%
Free cash flow	$3,195		$1,896
Free cash flow as a percentage of net income attributable to common shareowners		70%		46%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents and cash designated for the acquisition of Rockwell Collins, Inc. ("restricted cash") divided by total debt plus equity less cash and cash equivalents and restricted cash.

United Technologies Corporation
The New Revenue Standard Adoption Impact
The following schedules quantify the impact of adopting the New Revenue Standard on the statement of operations for the quarter and nine months ended September 30, 2018. The effect of the new standard represents the increase (decrease) in the line item based on the adoption of the New Revenue Standard.

(dollars in millions)	Quarter Ended September 30, 2018, under previous standard	Effect of the New Revenue Standard	Quarter Ended September 30, 2018 as reported
Net Sales	$16,461	$49	$16,510
Costs and Expenses:
Cost of products and services sold	12,561	(25)	12,536
Research and development	614	(28)	586
Selling, general and administrative	1,681	—	1,681
Total Costs and Expenses	14,856	(53)	14,803
Other income, net	132	(1)	131
Operating profit	1,737	101	1,838
Non-service pension (benefit)	(188)	—	(188)
Interest expense, net	258	—	258
Income from operations before income taxes	1,667	101	1,768
Income tax expense	394	25	419
Net income	1,273	76	1,349
Less: Noncontrolling interest in subsidiaries' earnings	113	(2)	111
Net income attributable to common shareowners	$1,160	$78	$1,238

(dollars in millions)	Nine Months Ended September 30, 2018, under previous standard	Effect of the New Revenue Standard	Nine Months Ended September 30, 2018 as reported
Net Sales	$48,002	$455	$48,457
Costs and Expenses:
Cost of products and services sold	35,818	420	36,238
Research and development	1,794	(65)	1,729
Selling, general and administrative	5,151	—	5,151
Total Costs and Expenses	42,763	355	43,118
Other income, net	1,307	(4)	1,303
Operating profit	6,546	96	6,642
Non-service pension (benefit)	(571)	—	(571)
Interest expense, net	721	—	721
Income from operations before income taxes	6,396	96	6,492
Income tax expense	1,612	24	1,636
Net income	4,784	72	4,856
Less: Noncontrolling interest in subsidiaries' earnings	269	4	273
Net income attributable to common shareowners	$4,515	$68	$4,583

The following schedules quantify the impact of adopting the New Revenue Standard on segment net sales and operating profit for the quarter and nine months ended September 30, 2018.

(dollars in millions)	Effect of the New Revenue Standard for the Quarter Ended September 30, 2018
	Net sales	Operating Profit
Otis	$16	$(4)
UTC Climate, Controls & Security	—	—
Pratt & Whitney	43	87
UTC Aerospace Systems	(10)	18
Consolidated	$49	$101

(dollars in millions)	Effect of the New Revenue Standard for the Nine Months Ended September 30, 2018
	Net sales	Operating Profit
Otis	$64	$(5)
UTC Climate, Controls & Security	—	—
Pratt & Whitney	412	73
UTC Aerospace Systems	(21)	28
Consolidated	$455	$96
The following schedule reflects the effect of the New Revenue Standard on our balance sheet as of September 30, 2018.

(dollars in millions)	September 30, 2018, under previous standard	Effect of the New Revenue Standard	September 30, 2018 as reported
Assets
Accounts receivable, net	$13,988	$(1,438)	$12,550
Contract assets, current	—	3,450	3,450
Inventories	11,337	(2,269)	9,068
Other assets, current	1,305	32	1,337
Intangible assets, net	15,771	(70)	15,701
Other assets	10,799	1,115	11,914

Liabilities and Equity
Accrued liabilities	$14,153	$(5,286)	$8,867
Contract liabilities, current	—	5,460	5,460
Other long term liabilities	14,769	1,016	15,785
Noncontrolling interest	2,138	6	2,144

Retained earnings	58,118	(412)	57,706